                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                   -------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                               September 23, 2004

                           Vermont Pure Holdings, Ltd.
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             (Exact Name of Registrant as Specified in its Charter)

        Delaware                 000-31797            03-0366218
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(State of incorporation)      (SEC File No.)       (IRS Employer ID No.)

                    45 Krupp Drive, Williston, Vermont 05495
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (802) 860-1126

                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d) At a regular meeting held on September 23, 2004, the Board of Directors of Vermont Pure Holdings, Ltd. unanimously voted to expand the full Board from 10 members to 11 members, and unanimously elected John B. Baker to fill the vacancy created by that enlargement, to serve until our next annual meeting of stockholders. Mr. Baker's nomination was made unanimously by the independent directors of the Board. The Board did not appoint Mr. Baker to serve on any of the committees of the Board immediately, but may do so in the future.

Mr. Baker has been Executive Vice President of the Company since October 2000, and he continues in that position. He was employed at Crystal Rock from 1975 to 2000, and was Co-President of Crystal Rock from 1993 to 2000.

In connection with our business combination with Crystal Rock Spring Water Company in 2000, in addition to other consideration, we issued the stockholders of Crystal Rock (members of the Baker family and related family trusts) subordinated promissory notes originally due 2007 in the original principal amount of $22,600,000. Subsequently, in April 2004, we paid down the aggregate principal on the notes to $17,600,000. The table shows the holders of the notes, the principal amount, and the annualized interest payments to each such holder in fiscal 2003. All amounts paid relating to these subordinated notes in 2003 were interest payments.

Note Holder                            Principal Amount      Annualized Interest
-----------                            ----------------      -------------------
Henry Baker                             $ 3,488,889            $   418,667
John Baker                              $ 5,200,000            $   624,000
Peter Baker                             $ 5,200,000            $   624,000
Joan Baker                              $ 1,511,111            $   181,333
Ross Rapaport,
Trustee u/t/a dated
12/16/91 f/b/o
Joan Baker et al                        $ 2,200,000            $   264,000
                                        -----------            -----------
Total                                   $17,600,000            $ 2,112,000
                                        ===========            ===========

Henry Baker and his sons John and Peter Baker are directors. Henry Baker is Chairman Emeritus, John Baker is

Executive Vice President and Peter Baker is President of the Company. Joan Baker is the wife of Henry and the mother of Peter and John.

The Subordinated Notes are due in 2008 with a balloon payment of the full principal amount of $17,600,000 at maturity. The Subordinated Notes become due and payable in case of liquidation, dissolution, insolvency, sale of the business, or acceleration of senior debt.

The Subordinated Notes are secured by all of our assets, but the Subordinated Notes and security interest are junior and subordinated to the senior debt owed to and the security interest in favor of Webster Bank and its successors. Under the related subordination agreement, we may pay, and the holders of the Subordinated Notes may accept, quarterly interest payments so long as there is no default on the senior debt and payment would not cause a default. The holders of the Subordinated Notes can accrue unpaid interest, and we may pay those amounts, if such payments would not result in a default on the senior debt. As of the date of this report, Peter, John, and the Trust have deferred a total of $266,000 of interest, which represents the accrued interest due August 20, 2004, until October 31, 2004. The holders of the Subordinated Notes have pledged a continuing security interest in the Subordinated Note documents to Webster Bank. We may pay principal on the Subordinated Notes with the approval of Webster Bank.

We lease a 72,000 square foot facility in Watertown, Connecticut from a Baker family trust and a 22,000 square foot facility in Stamford, Connecticut from Henry E. Baker, both of which leases expire in 2010. Annual rent payments for the ten year leases are as follows:

                              First 5 Yrs.      Next 5 Yrs.
                              ------------      -----------
      Watertown               $360,000           $414,000
      Stamford                $216,000           $248,400

We lease real estate in Watertown, Connecticut containing a water purification and bottling plant, warehouse space, a truck garage and office space from Henry Baker, as trustee of the Baker Grandchildren's Trust. We lease this property on a "triple net" basis, for a ten year term which began in October of 2000, with an option to extend the lease for a negotiated rent for an additional five years. The lease payments are substantially the same in amount as the payments of debt service that Crystal Rock had been making on the mortgage loan for the property. We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm's-length transaction. During fiscal year 2003, we paid $360,000 relating to this lease.

We lease the Stamford property, which includes warehouse space, a truck garage, and office space, from Henry Baker. We entered into this lease in October of 2000 and have an option to extend this ten year "triple net" lease for a negotiated rent for an additional five years. Either party may terminate the lease prior to expiration upon nine months' notice to the other, but if we terminate, we must pay a termination fee equal to six months' rent. The rent paid for this property by Crystal Rock at the time of its business combination with us was $216,000 annually. We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm's-length transaction. During fiscal year 2003, we paid $216,000 relating to this lease.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 VERMONT PURE HOLDINGS, LTD.

                                                     /s/ Bruce S. MacDonald
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                                              By:        Bruce S. MacDonald
                                                    Chief Financial Officer

                                              Date:      September 29, 2004